EXHIBIT 3.2

                             QUETZAL CAPITAL I, INC.

                                     BY-LAWS

                           ARTICLE I: CORPORATE OFFICE

      The corporation's principal office shall be located in the city of Boca Raton, county of Palm Beach, in the state of Florida. Various offices may exist for the corporation, either within or outside Florida, as the board of directors may designate or as the business of the corporation may require.

                    ARTICLE II: MEETINGS OF THE SHAREHOLDERS

      1) MEETINGS

      The annual meeting of the shareholders shall be held on the date and time fixed, from time to time, by the board of directors, provided that there shall be an annual meeting held every year. The purpose of the meeting shall be to elect directors and transact such business as may be deemed necessary. Meetings of the shareholders shall be at the principal place of business of the corporation or at a place designated by the board of directors. If the day fixed for the annual meeting shall be a legal holiday in the state of Florida, then the meeting shall be held on the first business day thereafter.

      2) SPECIAL MEETINGS

      The president, board of directors or a written request by the shareholders may initiate a special meeting for the shareholders. A written request must be by the holders of not less than 1O% of all shares entitled to vote at the meeting. A meeting requested by the shareholders shall be called for, at a date not less than 14 or more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date. The secretary shall issue the notice of the special meeting unless another person is designated to do so.

      3) NOTICE OF MEETING

      The president, secretary, officer or director of the corporation may give notice of a meeting. This notice must be in written form and must state the place, day and hour of the meeting and in the case of a special meeting must state the purpose for which the meeting is called. If mailed, the notice must be addressed to the shareholders at their addresses as they appear on the stock transfer books of the corporation, with postage thereon prepaid. Such notice shall be deemed to be delivered when deposited in the United States mail.

      4) NOTICE OF AN ADJOURNED MEETING

      When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting provided that the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At such adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If a new record date is set by the board of directors, other than the new date given at the meeting that was adjourned, written notice must be given as stated in
Section 3, Articles II.

      5) QUORUM

      A quorum at a meeting of shareholders shall be constituted by the majority of the shares entitled to vote, represented in person or by proxy. The affirmative vote of a majority of the shares represented at the meeting an entitled to vote shall constitute a binding act unless otherwise provided by law.

      6) PROXY

      Every shareholder, entitled to vote at a meeting of shareholders, may authorize another person or persons to act for him by proxy. All proxies must be executed in writing by the shareholder or his duly authorized attorney-in-fact, and must be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      7) VOTING OF SHARES

      Subject to the provisions of these By-laws, each outstanding share entitled to vote at specified meetings, shall have the right to one vote, in person or by proxy, upon each matter submitted to a vote at the shareholders' meeting.

      8) ACTION TAKEN BY SHAREHOLDERS WITHOUT A MEETING

      Any action, within the laws of the corporation, that may be taken by the shareholders at a meeting may be taken without prior notice of a meeting or without a vote, provided that a written consent setting forth the action so taken, is signed by the shareholders who are entitled to vote in the corporation, and whose votes would be necessary to authorize or take such action at a said meeting.

                         ARTICLE III: BOARD OP DIRECTORS

      1) POWERS

      The board of directors shall manage the business of the corporation and exercise its corporate powers.

      2) NUMBER OF DIRECTORS AND THEIR TERMS

      There shall be a minimum number of one director for the corporation. Each director shall be elected at the annual shareholders' meeting, and shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.

      3) VACANCIES

      A qualified person may be appointed to fill a vacancy on the board of directors but only by an affirmative vote of the majority of the remaining directors. The incoming director shall hold office for the rest of the term and until his or her successor is elected and qualified.

      4) RESIGNATIONS

      Resignations may be given by a director of the corporation at any time during of his term. Written notice must be filed with the secretary or president of the corporation; and unless otherwise specified in the notice, said resignation shall take effect upon receipt thereof and acceptance of the resignation shall not be necessary to make it effective.

      5) REMOVAL OF DIRECTORS

      Any and all of the directors may be removed with or without cause by a vote of the majority of holders of stock who are authorized to vote at an election of directors.

      6) NOTICES

      A written notice for any and all meetings must be given within 5 days. This notice must be in written form and must state the place, day and hour of the meeting and in the case of a special meeting must state the purpose for which the meeting is called, If mailed, the notice must be addressed to the director at his address as it appears on the records of the corporation, with postage thereon prepaid. Such notice shall be deemed to be delivered when deposited in the United States mail.

      7) ANNUAL MEETINGS

      The board of directors shall designate the place, time and date of, their meeting. Notices of said meeting must be sent to all directors unless stated at the previous meetings where all directors are present.

      8) SPECIAL MEETINGS

      Special meetings of the board shall be held upon notice to the directors and may be called by the president upon a 5 day notice to each director either personally or by mail as stated in Article III Section 6. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting.

      9) QUORUM

      A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum presents a majority of those present may adjourn the meeting.

      10) ACTION TAKEN WITHOUT A MEETING

      Any action that may be taken by the board of directors at a meeting, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all the directors.

      11) COMPENSATION

      The board of directors shall have the authority to fix a rate to reasonably compensate the board of directors.

                         ARTICLE IV: CORPORATE OFFICERS

      1) OFFICES AND ELECTIONS

      The board of directors shall elect the president, secretary and treasurer for the corporation. Other officers or assistant officers may be elected when deemed necessary. These officers shall serve a term of one year, and will hold office until their successor is elected and qualified. The officers for the corporation shall be appointed at the annual meeting of the board. Any two or more offices may be held by the same person.

      2) VACANCIES

      In the event of death, resignation or removal of an officer from office, the board of directors shall appoint a successor to fill the open term. Any officer elected or appointed by the board may be removed by the board with or without cause. This action must be preceded by a vote from the board unless otherwise approved by the shareholders.

      3) DUTIES

      a) PRESIDENT: Shall be the corporate chief executive officer, shall have general and active management of the business and its affairs; shall be subject to the direction of the board of directors, and shall in general supervise and control all of the business and affairs of the corporation. He or she shall be present at all meetings of the shareholders and of the board of directors.

      b) VICE-PRESIDENT: In the event of the president's absence or inability or refusal to act as president, the vice-president shall perform all the powers of and be subject to all the restrictions upon the elected president. In general perform all of the duties required of the office of vice-president and such duties as from time to time that may be assigned by the president or board of directors.

      c) SECRETARY: Shall maintain and keep record of all corporate, papers excluding the financial records. Shall record the minutes of all corporate meetings and shall send notices of meetings to those deemed appropriate. In general to perform all of the duties required of the office of secretary and such other duties as from time to time may be assigned by the president or board of directors.

      d) TREASURER: Shall maintain and keep record of all corporate financial papers and records. Shall keep full and accurate accounts of receipts and disbursements and render account reports at the annual meeting of the shareholders, and whenever required by the president or board of directors. In general to perform all of the duties required of the office of treasurer and such other duties as from time to time may be assigned by the president or board of directors.

      4) SALARIES

      The board of directors shall have the authority to fix a rate to reasonably compensate the corporate officers.

                          ARTICLE V: STOCK CERTIFICATES

      1) ISSUANCE

      Certificates of shares shall be issued to every holder of shares for that which he is entitled. Certificates must be paid in full before issuance can take place. Corporate certificates of shares must be signed by the president and secretary and must be sealed with the corporate seal.

      2) TRANSFER OF SHARES

      Transfer of shares of the corporation shall be made only on the stock transfer book of the corporation, by the holder of record or by his or her legal representative, who shall furnish proper evidence or authority to transfer said shares. The person in whose name shares stand on the corporate transfer ledger shall be deemed to be the owner thereof for all purposes.

      3) LOST, STOLEN OR DESTROYED CERTIFICATES

      If certificates of shares are claimed to be lost, stolen or destroyed, a new certificate shall be issued upon receipt of proper affidavit. The affidavit must reflect ownership of the person claiming the certificate and state how the certificate was lost. Upon deposit of a bond or other indemnity in such amount decided by, the board of directors and at their discretion, the certificate of stock shall be replaced.

                     ARTICLE VI: CORPORATE RECORDS AND BOOKS

      1) RESPONSIBILITIES

      The corporation shall maintain through its officers accurate and, accountable books, records and minutes of all the board of directors', shareholders' and officers' meetings. The corporation is responsible for keeping its principal corporate address and its registered agent office available and current to all directors and shareholders. A record, which shall be kept at the corporate office. shall list names, addresses and amounts of purchased stock shares of all directors, shareholders and officers of the corporation.

      2) SHAREHOLDER'S INSPECTION RIGHTS

      The holder of record of shares or of voting trust certificates of at least 5% of the outstanding shares of the corporation, shall be allowed to examine, at a reasonable time, in person or by agent or by an attorney, the corporate books and records of accounts, minutes and records of shareholders and make extracts thereof.

      3) FINANCIAL RECORDS

      Four months after the close of each corporate fiscal year, the corporation shall prepare a balance sheet and a profit and loss statement showing in reasonable detail the financial condition of the corporation. Upon written request, the corporation shall issue to any shareholder or holder of voting trust, certificates of shares in the corporation, a copy of the most recent balance sheet and profit and loss statement, showing in reasonable detail the financial condition of the corporation. These records shall be filed in the corporate office and shall be kept on file, for a minimum of 5 years and may be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by an appointed agent.

      4) DIVIDENDS

      Dividends may be declared by the board of directors on its shares in property, cash or its own shares, except when the corporation is insolvent or when payment of said dividends would render the corporation insolvent.

                            ARTICLE VII: FISCAL YEAR

      The corporation's fiscal year shall begin with the first day of August in each year.

                          ARTICLE VIII: INDEMNIFICATION

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contenders or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection therewith.

Any indemnification shall be made only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the shareholders who were not parties to such action, suit or proceeding. If neither of the above determinations can occur because the Board of Directors consists of a sole director or the Company is owned by a sole shareholder, then the sole director or sole shareholder shall be allowed to make such determination.

Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that she is entitled to be indemnified by the Company.

The indemnification provided shall be in addition to the indemnification rights provided pursuant to Chapter 607 of the Florida Statutes, and shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

                             ARTICLE IX: AMENDMENTS

      These by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors at any regular or special meeting of the board of directors.